Exhibit 99.15

AMENDMENT TO
STOCKHOLDERS’ AGREEMENT
This Amendment to Stockholders’ Agreement (this “Amendment”) is made and entered into as of May 24, 2019 by and among U.S. Xpress Enterprises, Inc., a Nevada corporation (the “Company”), and the individuals and entities listed on Appendix A hereto (the “Initial Stockholders”).
RECITALS
The Company and the Initial Stockholders are parties to the Stockholders’ Agreement dated as of June 13, 2018 (the “Stockholders’ Agreement”).
Pursuant to Section 4.7 of the Stockholders’ Agreement, the Company and the Initial Stockholders desire to amend the Stockholders’ Agreement as provided herein.
AGREEMENT
1.          Defined Terms.  Capitalized terms used in this Amendment but not otherwise defined herein shall have the meanings given to such terms in the Stockholders’ Agreement.
2.          Amendment of Section 1.1(h)(iv). Section 1.1(h)(iv) of the Stockholders’ Agreement (description of Permitted Transferees) shall be amended by deleting that subsection in its entirety and substituting the following in its place, reading in its entirety as follows:
(iv)          in the case of any Stockholder that is a corporation, limited liability company, partnership, or other entity: (A) any stockholder, member, or partner thereof (an “Equity Holder”), or (B) any Person who would be a Permitted Transferee of such Equity Holder under the provisions of subsections (ii), (iii), and (iv) hereof if the term “Equity Holder” were substituted for the term “Stockholder” as that term is used therein.
3.          Amendment of Section 1.1(i).  Section 1.1(i) of the Stockholders’ Agreement (definition of Person) shall be amended by deleting that subsection in its entirety and substituting the following in its place, reading in its entirety as follows:

(i)          “Person” shall mean any individual, firm, corporation, partnership, limited liability company, trust, or other entity, and shall include any successor (by merger or otherwise) of such entity.

4.          Amendment of Section 1.1(o). Section 1.1(o) of the Stockholders’ Agreement (the definition of “Transfer”) shall be amended by deleting that subsection in its entirety and substituting the following in its place, reading in its entirety as follows:

(o)          “Transfer” means any direct or indirect transfer, sale, assignment, donation, gift, or other disposal or attempted disposal of all or any portion of a security or any interest or rights in a security, with or without consideration and whether voluntarily or involuntarily or by operation of law, but shall not include (i) a pledge, hypothecation, or collateral assignment of, or grant of a security interest in, Restricted Shares or any interest or rights therein as security or collateral for a bona fide loan or other obligation (collectively, a “Pledge”) or entering into a hedging transaction with respect to Restricted Shares or any interest or rights therein (collectively, a “Hedging Transaction”), (ii) the transfer or conversion of ownership of Restricted Shares or any interests or rights therein to a lender or other beneficiary of the Pledge following a default under the loan or other obligation secured by the Pledge, or foreclosure or settlement with respect to Restricted Shares or any interests or rights therein pursuant to a Hedging Transaction.

5.          Amendment of Section 2.1(b). Section 2.1(b) of the Stockholders’ Agreement shall be amended by deleting that subsection in its entirety and substituting the following in its place, reading in its entirety as follows:

(b)          to the public, through a broker, dealer, or market maker, pursuant to the provisions of Rule 144 adopted under the Securities Act or other available exemption from registration;

6.          Other Restrictions and Policies. Notwithstanding any provision of this Amendment or the other provisions of the Stockholders’ Agreement, a Stockholder remains subject to any transfer restrictions, processes, or approval or waiver requirements that may exist from time to time under any insider trading, anti-hedging, anti-pledging or other restrictive policy of the Company, and under the Company’s articles of incorporation, as amended, in each case to the extent applicable to such Stockholder.
7.          Counterparts.  This Amendment may be signed in multiple counterparts.  Each counterpart will be considered an original instrument, but all of them in the aggregate will constitute one agreement.  Facsimile signatures delivered by telecopy or other electronic means will be given effect for purposes of the signature page of this Amendment.
8.          Binding Effect.  This Amendment shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors, and administrators of the parties hereto.
9.          Governing Law.  This Amendment will be governed by, and construed in accordance with, the laws of the state of Tennessee (without considering Tennessee choice of law provisions).
10.        Miscellaneous.  Except as modified by this Amendment, all of the terms and conditions of the Stockholders’ Agreement remain in full force and effect.  In the event of a conflict between any term or provision of the Stockholders’ Agreement and this Amendment, the terms and provisions of this Amendment shall control.
[Remainder of Page Intentionally Left Blank]

In Witness Whereof, the undersigned have executed this Amendment to Stockholders’ Agreement as of the date set forth in the first paragraph hereof.

U.S. XPRESS ENTERPRISES, INC.

By:	/s/ Leigh Anne Battersby
Name:	Leigh Anne Battersby
Title:	Corporate General Counsel

LISA M. PATE

By:	/s/ Lisa M. Pate
Name:	Lisa M. Pate (individually)

ANNA MARIE QUINN 2012 IRREVOCABLE TRUST FBO LISA M. PATE

By:	/s/ Lisa M. Pate
Name:	Lisa M. Pate
Title:	Trustee

QUINN FAMILY PARTNERS, L.P.

By:	/s/ Lisa M. Pate
Name:	Lisa M. Pate
Title:	Managing General Partner

PATRICK QUINN NON-GST MARTIAL TRUST

By:	/s/ Anna Marie Quinn
Name:	Anna Marie Quinn
Title:	Trustee

PATRICK QUINN GST MARTIAL TRUST

By:	/s/ Anna Marie Quinn
Name:	Anna Marie Quinn
Title:	Trustee

[Signature Page to Amendment to Stockholders' Agreement]

PATRICK QUINN GST TENNESSEE GAP TRUST

By:	/s/ Anna Marie Quinn
Name:	ANNA MARIE QUINN
Title:	Trustee

PATRICK BRIAN QUINN

By:	/s/ Patrick Brian Quinn
Name:	Patrick Brian Quinn (individually)

ANNA MARIE QUINN 2012 IRREVOCABLE TRUST FBO PATRICK BRIAN QUINN

By:	/s/ Patrick Brian Quinn
Name:	Patrick Brian Quinn
Title:	Trustee

ANNA MARIE QUINN 2012 IRREVOCABLE TRUST FBO RENEE A. DALY

By:	/s/ Renee A. Daly
Name:	Renee A. Daly
Title:	Trustee

RENEE A. DALY

By:	/s/ Renee A. Daly
Name:	Renee A. Daly (individually)

MAX L. FULLER

By:	/s/ Max L. Fuller
Name:	Max L. Fuller (individually)

[Signature Page to Amendment to Stockholders' Agreement]

FULLER FAMILY ENTERPRISES, LLC

By:	/s/ Max L. Fuller
Name:	Max L. Fuller
Title:	Member

FULLER FAMILY ENTERPRISES, LLC

By:	/s/ Janice B. Fuller
Name:	Janice B. Fuller
Title:	Member

WILLIAM E. FULLER

By:	/s/ William E. Fuller
Name:	William E. Fuller (individually)

IRREVOCABLE TRUST FBO WILLIAM E. FULLER

By:	/s/ William E. Fuller
Name:	William E. Fuller
Title:	Trustee

MAX FULLER FAMILY LIMITED PARTNERSHIP

By:	/s/ William E. Fuller
Name:	William E. Fuller
Title:	Managing General Partner

IRREVOCABLE TRUST FBO STEPHEN C. FULLER

By:	/s/ Stephen C. Fuller
Name:	Stephen C. Fuller
Title:	Trustee

IRREVOCABLE TRUST FBO CHRISTOPHER M. FULLER

By:	/s/ Christopher M. Fuller
Name:	Christopher M. Fuller
Title:	Trustee

[Signature Page to Amendment to Stockholders' Agreement]

Appendix A
Initial Stockholders

Lisa M. Pate
Anna Marie Quinn 2012 Irrevocable Trust FBO Lisa M. Pate
Quinn Family Partners, L.P.
Patrick Quinn Non-GST Marital Trust
Patrick Quinn GST Marital Trust
Patrick Quinn GST Tennessee Gap Trust
Patrick Brian Quinn
Anna Marie Quinn 2012 Irrevocable Trust FBO Patrick Brian Quinn,
Anna Marie Quinn 2012 Irrevocable Trust FBO Renee A. Daly
Max L. Fuller
Fuller Family Enterprises, LLC
William E. Fuller
Max L. Fuller 2008 Irrevocable Trust FBO William E. Fuller
Max Fuller Family Limited Partnership
Max L. Fuller 2008 Irrevocable Trust FBO Stephen C. Fuller
Max L. Fuller 2008 Irrevocable Trust FBO Christopher M. Fuller

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